Eagle Point Income Company N CSRS

Exhibit 99(c)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (File Nos. 333-272168 and 333-266905) on Form N-2 of our report dated February 21, 2024, with respect to the consolidated financial statements, the consolidated financial highlights and the accompanying Supplemental Information of Eagle Point Income Company Inc. and Subsidiaries, which appear in this Form N-CSR.

New York, New York
February 22, 2024